EXHIBIT 99.1
COCONUT PALM ACQUISITION CORP. ANNOUNCES STOCKHOLDER
APPROVAL OF MERGER WITH EQUITY BROADCASTING CORPORATION
BOCA RATON, FL. March 29, 2007 — Coconut Palm Acquisition Corp. (OTCBB: CNUT) announced today that at a special meeting of its stockholders the stockholders approved the proposal for the merger between the Company and Equity Broadcasting Corporation (EBC), along with all the proposals related to the merger.
The majority of the holders of the Company’s common stock issued in connection with its initial public offering approved the merger and all the related merger proposals, while the stockholders representing approximately 1,908,911 shares of the Company’s common stock elected to convert their shares to cash in accordance with the terms of the Company’s governing documents.
The Company intends to change its name to Equity Media Holdings Corporation. or a similar name, and will seek a NASDAQ listing following EBC’s meeting of shareholders, scheduled to be held on March 30, 2007 at 10:00 a.m. (Central Time).
About Coconut Palm Acquisition Corp.
Coconut Palm Acquisition Corp. is a blank check company that was formed for the specific purpose of consummating a business combination. Coconut Palm raised net proceeds of approximately $64 million through its initial public offering consummated in September 2005 and has dedicated its time since the offering to seeking and evaluating business combination opportunities.
About Equity Broadcasting Corporation
EBC is one of the largest owners and operators of television stations in the United States, as well as one of the largest, centralized distribution platforms for Spanish-language television stations in the United States, according to BIA Financial Network, Inc. EBC stations currently cover 25.51% of the U.S. population in 42 markets, according to Nielsen Research. EBC is a growing broadcaster with multiple sources of revenue and value through its Broadcast Station Group, Broadcast Services Division and Spectrum Holdings Division. EBC’s proprietary C.A.S.H. System provides centralized content distribution services it considers unique within the industry.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transaction by the stockholders of the companies; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; and the competitive environment in the industry of the combined entity and competitive responses to the proposed merger. Actual results may differ materially from those contained in the forward-looking statements in this press release. Coconut Palm and EBC undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Information concerning Coconut Palm’s directors and executive officers is set forth in the Coconut Palm’s documents filed with the Securities and Exchange Commission (available at http://www.sec.gov). Stockholders may obtain more detailed information regarding the direct and indirect interests of Coconut Palm and its directors and executive officers in the merger by reading the definitive proxy statement regarding the merger, which is filed with the SEC.
Contact:
For CPAC, Boca Raton, FL
Stan Smith, Investor & Public Relations
(561) 955-7300 or SSmith@RPCP

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